UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 9, 2017
(Date of Earliest Event Reported)

Armstrong Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-191182	20-8015664
(Commission File Number)	(I.R.S. Employer Identification No.)
7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 721-8202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 9, 2017, the Board of Directors (the “Board”) of Armstrong Energy, Inc. (the “Company”) authorized the Company to offer and enter into retention bonus agreements substantially in the form of Exhibit 10.1 hereto (each a “Retention Agreement”) with certain executive officers and other key employees of the Company (each, an “Eligible Employee”). The Company discussed certain proposals with respect to retention bonuses with certain members (the “Participating Bondholders”) of an ad-hoc group whose members hold a substantial majority of those certain 11.75% senior secured notes maturing on December 15, 2019, issued by the Company. During such discussions, the Participating Bondholders were provided with certain non-public information regarding the Eligible Employees, which information (i) the Company and the Participating Bondholders do not believe constitutes or constituted material non-public information or (ii) is being disclosed herein. The following summary is qualified in its entirety by reference to the text of the form of Retention Agreement.
Under the terms of the Retention Agreements, each Eligible Employee who elects to enter into a Retention Agreement (each a “Participating Employee”) will receive a retention bonus in an amount designated by the Company’s Board of Directors (the “Board”). If a Participating Employee’s employment is terminated by the Company without cause, then such Participating Employee will retain the full amount of such Participating Employee’s retention bonus. The amount of retention bonus received by a Participating Employee will offset any contractual severance payment otherwise due to such Participating Employee pursuant to a separate employment agreement during the period that ends on the 12-month anniversary of the effective date of the Retention Agreement (the “Retention Date”).
If a Participating Employee (i) voluntarily terminates his or her employment without good reason, (ii) is terminated by the Company for cause, or (iii) is determined by the Board’s Compensation Committee to have failed to attempt in good faith perform his or her duties after receiving notice from the Company, then such Participating Employee shall be obligated to repay his or her retention bonus as follows: (a) 100% if such event occurs within three months after the effective date of the Retention Agreement; (b) 75% if such event occurs after three and before six months after the effective date of the Retention Agreement; (c) 50% if such event occurs after six and before nine months after the effective date of the Retention Agreement; (d) 25% if such event occurs after nine and before twelve months after the effective date of the Retention Agreement; and (e) 0% if such event occurs after the Retention Date.
On June 12, 2017, the Company entered into Retention Agreements with the following executive officers: (1) Martin D. Wilson (President and Chief Executive Officer), (2) J. Hord Armstrong III (Executive Chairman) and (3) Jeffrey F. Winnick (Vice President and Chief Financial Officer). Subject to the terms of the Retention Agreements, Messrs. Wilson, Armstrong and Winnick are eligible to receive retention bonuses of up to $550,000, $150,000 and $235,000, respectively. The Retention Agreements of Messrs. Wilson, Armstrong and Winnick are attached as Exhibits 10.2, 10.3 and 10.4 hereto, respectively. In addition to the retention bonuses offered to Messrs. Wilson, Armstrong and Winnick, the Board has authorized up to $736,500 in aggregate amount of retention bonuses to be offered by the Company to other Eligible Employees pursuant to Retention Agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Retention Bonus Agreement

10.2	Retention Bonus Agreement, dated June 12, 2017, by and between Armstrong Energy, Inc. and Martin D. Wilson

10.3	Retention Bonus Agreement, dated June 12, 2017, by and between Armstrong Energy, Inc. and J. Hord Armstrong III

10.4	Retention Bonus Agreement, dated June 12, 2017, by and between Armstrong Energy, Inc. and Jeffrey F. Winnick

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG ENERGY, INC.

Dated: June 12, 2017	By:	/s/ Jeffrey F. Winnick
Jeffrey F. Winnick
Vice President and Chief Financial Officer